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                                                                    Exhibit 23.1


Independent Auditors Consent


The Board of Directors and Stockholders
Andover Bancorp, Inc.:

We consent to incorporation by reference in Registration Statement on Form S-8 of Andover Bancorp, Inc. of our report dated January 18, 2001, relating to the consolidated balance sheets of Andover Bancorp, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, which report is included herein.


                                             /s/ KPMG LLP
                                             --------------------------

Boston, Massachusetts
March 15, 2001